Exhibit 99.01

Contacts:	Financial Dynamics
Mark R. Kent	Investors: Michael Polyviou/Peter Schmidt
Transmeta Corporation	(212) 850 5748
(408) 919-3000	Media: Lauren Stein
(212) 850 5650
TRANSMETA ANNOUNCES APPOINTMENT OF NEW AUDIT FIRM
Leading Regional Firm, Burr, Pilger & Mayer, Brings Depth of Experience as Independent Registered
Public Accounting Firm
SANTA CLARA, CA. — August 26, 2005 — Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing technologies, today announced that the Audit Committee of its Board of Directors has selected Burr, Pilger & Mayer LLP (BPM) as its new independent registered public accounting firm. BPM’s engagement will commence with the review of the Company’s financial results for the third quarter ending September 30, 2005.
“We interviewed a number of highly qualified accounting firms, and we believe that Burr Pilger & Mayer, a regional firm based in San Francisco, is a good fit for Transmeta,” commented Mark R. Kent, chief financial officer. “BPM understands the specific and complex requirements of technology companies like Transmeta, and they will help us to ensure that we maintain the highest standards of accuracy in our accounting, financial reporting and Sarbanes-Oxley compliance.”
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, our ability to satisfy the continued listing requirements of the NASDAQ Stock Market, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-K/A, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta is a trademark of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.